Exhibit 99.1
FOR IMMEDIATE RELEASE

MEDIA CONTACT:	Sue Atkinson, 615-320-7532
FINANCIAL CONTACT:	Harold Carpenter, 615-744-3742
WEBSITE:	www.pnfp.com
PINNACLE FINANCIAL REPORTS STRONG LOAN GROWTH AND EARNINGS OF $0.03
PER FULLY DILUTED SHARE FOR FIRST QUARTER OF 2009
     NASHVILLE, Tenn., April 20, 2009 — Pinnacle Financial Partners Inc. (Nasdaq/NGS: PNFP) today reported continued loan growth for the quarter ended March 31, 2009. Fully diluted earnings per common share available to common stockholders were $0.03 for the quarter ended March 31, 2009, compared to $0.26 per fully diluted common share available to common stockholders for the quarter ended March 31, 2008, which included the fully-diluted per common share impact of $0.08 of merger expenses related to the Pinnacle’s acquisition of Mid-America Bancshares Inc.
     Pinnacle also reported $119 million in organic loan growth during the first quarter of 2009 which approximated the $117 million reported in the same quarter of 2008. At March 31, 2009, Pinnacle’s allowance for loan losses was 1.30 percent of total loans, compared to 1.04 percent at March 31, 2008.
     “Our first quarter 2009 results reflect increased provisioning and adherence to new and stricter underwriting standards for residential construction and development loans,” said M. Terry Turner, Pinnacle president and chief executive officer. “In recent investor conferences and other public disclosures during the first quarter, we have emphasized we expect to experience increased charge-offs and provisioning due to the continued economic weakness of our local economy, particularly in residential construction and development.
     “It is difficult to project a substantial strengthening of the residential real estate market in Nashville in 2009. We are encouraged by recent valuations of residential real estate and development projects as it appears appraisal values are beginning to stabilize. In addition, we intend to continue our long-standing core business strategies which we believe will enable us to continue to grow the pre-tax, pre-provision capacity of this firm during 2009,” Turner said.

     Turner noted that the firm continues to monitor the progress of a $21.5 million loan to a financial institution which originated at PrimeTrust Bank and was acquired by Pinnacle in the Mid-America Bancshares Inc. merger in 2007. The borrower has been under increased regulatory pressure with respect to its capital position in recent months due to the borrower’s deteriorating real estate portfolio. Turner noted that Pinnacle had downgraded the loan from criticized to classified status during the first quarter of 2009.
     “This loan is our only loan to a financial institution,” said Turner. “During the course of the last few weeks and even as late as today, we have been in discussions with this borrower regarding this loan and suitable repayment options. We are encouraged about the progress this borrower has made in its recapitalization efforts and in resolving its regulatory issues. However, this borrower’s future is uncertain which ultimately could require further downgrades and a reevaluation of our collateral position. We remain hopeful that we will be paid in full on this loan.”
FIRST QUARTER 2009 HIGHLIGHTS:
•	Earnings
o	Net income available to common stockholders for the first quarter of 2009 was $643,000, down 89.4 percent from the prior year’s first quarter net income of $6.1 million. Included in net income available to common stockholders was $1.43 million of charges related to securities issued under the U.S. Treasury’s Capital Purchase Program.

o	Revenue (the sum of net interest income and noninterest income) for the quarter ended March 31, 2009, amounted to $41.84 million, compared to $35.73 million for the same quarter of last year, an increase of 17.1 percent. Excluding the gains on sales of investment securities, revenues increased by 4.9 percent between the first quarter of 2009 and first quarter of 2008.
•	Continued balance sheet growth
o	Loans at March 31, 2009, were $3.47 billion, up $607 million from $2.87 billion at March 31, 2008, representing a growth rate of 21.2 percent.

o	Total deposits at March 31, 2009, were $3.75 billion, up $784 million from $2.97 billion at March 31, 2008, representing a growth rate of 26.4 percent.

•	Credit quality
o	Net charge-offs as a percentage of average loan balances were 0.56 percent (annualized) for the three months ended March 31, 2009, compared to 0.03 percent (annualized) for the three months ended March 31, 2008.

o	Nonperforming assets were 1.54 percent of total loans and other real estate at March 31, 2009, compared to 0.86 percent at Dec. 31, 2008, and 0.72 percent at March 31, 2008.

o	Past due loans over 30 days, excluding nonperforming loans, were 1.12 percent of total loans and other real estate at March 31, 2009, 0.60 percent at Dec. 31, 2008, and 0.77 percent at March 31, 2008.
•	Capital
o	At March 31, 2009, Pinnacle’s ratio of tangible common stockholders’ equity to tangible assets was 6.0 percent, compared to 6.2 percent at Dec. 31, 2008. Pinnacle’s tangible book value per common share was $11.75 at March 31, 2009, compared to $11.70 at Dec. 31, 2008.

o	At March 31, 2009, Pinnacle’s total risk based capital ratio was 13.3 percent, compared to 13.5 percent at Dec. 31, 2008.
     “We continue to be well-capitalized pursuant to regulatory guidelines which provides us a great deal of flexibility during this time of both significant growth opportunities and a weaker overall economy. We are in the sixth quarter of a national recessionary period that is beginning to weigh on some of our borrowers. Our most important strategy since our inception in 2000 has been to hire experienced professionals who are able to attract the market’s best clients, grow loans, deposits and fee-based businesses and apply sound credit practices. Their efforts helped our nonperforming asset ratio remain better than peer averages this quarter,” Turner said. “We continue to believe that Nashville and Knoxville are two of the best banking markets in the country and the competitive landscape continues to offer solid growth potential for our firm.”
FINANCIAL PERFORMANCE AND BALANCE SHEET GROWTH
•	Return on average assets for the first quarter 2009 was 0.05 percent, compared to 0.65 percent for the first quarter of 2008.

•	Return on average stockholders’ equity for the quarter ended March 31, 2009, was 0.41 percent, compared to 5.14 percent for the first quarter of 2008.

•	Return on average tangible stockholders’ equity (average stockholders’ equity less goodwill and core deposit intangibles) for the quarter ended March 31, 2009, was 0.70 percent, compared to 11.31 percent for the first quarter of 2008.
     Total assets grew to $4.95 billion as of March 31, 2009, up $1.06 billion from the $3.89 billion reported at the same time last year.
CREDIT QUALITY
•	Allowance for loan losses represented 1.30 percent of total loans at March 31, 2009, compared to 1.04 percent a year ago.
o	The ratio of the allowance for loan losses to nonperforming loans decreased to 134 percent at March 31, 2009, compared to 174 percent at March 31, 2008.
•	Provision for loan losses was $13.61 million for the first quarter of 2009, compared to $1.59 million for the first quarter of 2008.
o	During the first quarter of 2009, the firm recorded net charge-offs of $4.8 million, compared to net charge-offs of $190,000 during the same period in 2008. Net charge-offs to total average loans were 0.56 percent for the quarter ended March 31, 2009.
     As noted above, Pinnacle reported that nonperforming loans and other real estate as a percentage of total loans and other real estate increased from 0.86 percent at Dec. 31, 2008, to 1.54 percent at March 31, 2009. The following is a summary of the activity in various nonperforming asset categories for the quarter ended March 31, 2009:

	Balances	Payments, Sales		Balances
(in thousands)	Dec. 31, 2008	and Reductions	Increases	March 31, 2009
Nonperforming loans:
Residential construction & development	$5,052	$4,526	$23,941	$24,467
Other	5,808	3,762	7,350	9,396

Totals	10,860	8,288	31,291	33,863

Other real estate:
Residential construction & development	17,222	2,070	4,018	19,170
Other	1,084	474	37	647

Totals	18,306	2,544	4,055	19,817

Total nonperforming assets	$29,166	$10,832	$35,346	$53,680

REVENUE
•	Net interest income for first quarter 2009 was $28.70 million, compared to $27.36 million for the same quarter last year, an increase of 4.9 percent.
o	Net interest margin for the first quarter of 2009 was 2.72 percent, compared to a net interest margin of 3.37 percent for the same period last year.
•	Noninterest income for the first quarter 2009 was $13.14 million, a 57.0 percent increase over the $8.37 million recorded during the same quarter in 2008.
     “We have traditionally been an asset sensitive institution,” said Harold R. Carpenter, chief financial officer of Pinnacle Financial Partners. “However, we are optimistic, absent any unforeseen competitive pressures or economic events, that continued stabilization of LIBOR rates, increased balances of new loans with interest rate floors and repricing of our time deposits over the next few months will result in modest increases in our net interest margin for the balance of 2009.”
     The 57.0 percent increase in noninterest income between the first quarter of 2009 and the first quarter of 2008 was due primarily to gains on the sale of investment securities. During the first quarter of 2009, the firm recorded gains on the sale of investment securities of approximately $4.3 million as a result of restructuring of the bond portfolio. Excluding gains on the sale of investment securities, Pinnacle’s noninterest income increased by 5.0 percent between the first quarter of 2009 and the first quarter of 2008. During the first quarter of 2009, Pinnacle’s mortgage origination unit sold a record $192.93 million of mortgage loans, compared to $59.76 million during the first quarter of 2008, an increase of 223 percent. Gross fees on these loan sales were $2.7 million in the first quarter of 2009, compared to $1.1 million in the first quarter of 2008.
     Noninterest income during the first quarter of 2009 represented approximately 31.40 percent of total revenues, compared to 23.42 percent for the same quarter in 2008.

NONINTEREST EXPENSE
•	Noninterest expense for the quarter ended March 31, 2009, was $25.24 million, compared to $25.49 million in the first quarter of 2008 which includes $3.1 million of merger related expenses.

•	Compensation expense was $14.75 million during the first quarter of 2009, compared to $9.98 million during the fourth quarter of 2008 and $13.87 million during the first quarter of 2008. The increase in compensation expense between the first quarter of 2009 and fourth quarter of 2008 was due to the reversal of previously accrued incentives during the fourth quarter of 2008 and increased number of associates during the first quarter of 2009.

•	The efficiency ratio (noninterest expense divided by net interest income and noninterest income) was 60.3 percent during the first quarter of 2009, compared to 59.5 percent for the fourth quarter of 2008 and 71.4 percent in the first quarter of 2008. Excluding merger related expenses, the efficiency ratio was 62.7 percent in the first quarter of 2008.
     Carpenter noted that the firm will continue to make investments in future growth and, consequently, anticipates modest increases in noninterest expense for the remainder of 2009 over the amount the firm has experienced during the first quarter of 2009.
     Carpenter did note that the firm anticipates an incremental additional FDIC insurance assessment of approximately $3.5 million during the second quarter of 2009 and that the firm would evaluate impairment of goodwill, if required, prior to filing its Form 10-Q with the Securities and Exchange Commission.
INVESTMENTS IN FUTURE GROWTH
•	Pinnacle has hired 32 highly experienced associates for its denovo expansion to Knoxville that was announced on April 9, 2007. Loans outstanding in Knoxville at March 31, 2009, were $330 million. Pinnacle currently has a second full-service office under construction in the Fountain City area of Knoxville and has announced plans to build a third in the Farragut area. Both will open in the fourth quarter of 2009.

•	Pinnacle also has two new Nashville offices under construction — in the Belle Meade area and in Brentwood, Tenn., in adjacent Williamson County. Both are expected to open in the fourth quarter of 2009 with the new Brentwood location being the consolidation of two existing Brentwood locations.

•	Pinnacle’s total associate base at March 31, 2009, was 736.0 full-time equivalents (FTEs), compared to 686.0 at March 31, 2008. Pinnacle anticipates increasing its associate base by approximately 45 associates during 2009.
     Pinnacle Financial Partners provides a full range of banking, investment, mortgage and insurance products and services designed for small- to mid-sized businesses and their owners, real estate professionals and individuals interested in a comprehensive relationship with their financial institution. Comprehensive wealth management services, such as financial planning and trust, help clients increase, protect and distribute their assets. The firm also has a well-established expertise in commercial real estate.
     The firm began operations in a single downtown Nashville location in October 2000 and has since grown to $4.9 billion in assets. In 2007, Pinnacle launched an expansion into Knoxville, another high growth MSA. The addition of Mid-America has made Pinnacle the second-largest bank holding company headquartered in Tennessee, with 31 offices in eight Middle Tennessee counties and two in Knoxville.
     Additional information concerning Pinnacle can be accessed at www.pnfp.com.
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Certain of the statements in this release may constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. The words “expect,” “anticipate,” “intend,” “plan,” “believe,” “seek,” “estimate” and similar expressions are intended to identify such forward-looking statements, but other statements not based on historical information may also be considered forward-looking. All forward-looking statements are subject to risks, uncertainties and other facts that may cause the actual results, performance or achievements of Pinnacle to differ materially from any results expressed or implied by such forward-looking statements. Such factors include, without limitation, (i) unanticipated deterioration in the financial condition of borrowers resulting in significant increases in loan losses and provisions for those losses, (ii) continuation of the historically low short-term interest rate environment, (iii) the inability of Pinnacle to continue to grow its loan portfolio at historic rates in the Nashville-Davidson-Murfreesboro-Franklin MSA and the Knoxville MSA, (iv) increased competition with other financial institutions, (v) deterioration or lack of sustained growth in the national or local economies including the Nashville-Davidson-Murfreesboro-Franklin MSA and the Knoxville MSA, (vi) rapid fluctuations or unanticipated changes in interest rates, (vii) the development any new market other than Nashville or Knoxville, (viii) a merger or acquisition, (ix) any activity in the capital markets that would cause Pinnacle to conclude that there was impairment of any asset including intangible assets and (x) changes in state and Federal legislation or regulations applicable to banks and other financial services providers, including regulatory or legislative developments arising out of current unsettled conditions in the economy. A more detailed description of these and other risks is contained in Pinnacle’s most recent annual report on Form 10-K. Many of such factors are beyond Pinnacle’s ability to control or predict, and readers are cautioned not to put undue reliance on such forward-looking statements. Pinnacle disclaims any obligation to update or revise any forward-looking statements contained in this release, whether as a result of new information, future events or otherwise.

PINNACLE FINANCIAL PARTNERS, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS — UNAUDITED

	March 31, 2009	December 31, 2008

ASSETS
Cash and noninterest-bearing due from banks	$47,708,780	$68,388,961
Interest-bearing due from banks	82,793,738	8,869,680
Federal funds sold and other	22,789,662	12,994,114

Cash and cash equivalents	153,292,180	90,252,755

Securities available-for-sale, at fair value	857,932,392	839,229,428
Securities held-to-maturity (fair value of $10,466,838 and $10,469,307 at March 31, 2009 and December 31, 2008, respectively)	10,539,910	10,551,256
Mortgage loans held-for-sale	24,651,088	25,476,788

Loans	3,473,959,457	3,354,907,269
Less allowance for loan losses	(45,334,073)	(36,484,073)

Loans, net	3,428,625,384	3,318,423,196

Premises and equipment, net	68,855,561	68,865,221
Other investments	35,139,980	33,616,450
Accrued interest receivable	17,752,634	17,565,141
Goodwill	244,120,021	244,160,624
Core deposit and other intangible assets	16,112,670	16,871,202
Other real estate	19,816,743	18,305,880
Other assets	75,312,868	70,756,823

Total assets	$4,952,151,431	$4,754,074,764

LIABILITIES AND STOCKHOLDERS’ EQUITY
Deposits:
Noninterest-bearing	$451,418,417	$424,756,813
Interest-bearing	380,384,416	375,992,912
Savings and money market accounts	717,265,116	694,582,319
Time	2,201,890,175	2,037,914,307

Total deposits	3,750,958,124	3,533,246,351
Securities sold under agreements to repurchase	209,590,988	184,297,793
Federal Home Loan Bank advances and other borrowings	221,642,376	201,966,181
Federal Funds purchased	397,000	71,643,000
Subordinated debt	97,476,000	97,476,000
Accrued interest payable	9,327,196	8,326,264
Other liabilities	31,113,517	29,820,779

Total liabilities	4,320,505,201	4,126,776,368

Stockholders’ equity:
Preferred stock, no par value; 10,000,000 shares authorized; 95,000 shares issued and outstanding at March 31, 2009 and December 31, 2008	88,607,989	88,348,647
Common stock, par value $1.00; 90,000,000 shares authorized; 24,060,703 issued and outstanding at March 31, 2009 and 23,762,124 issued and outstanding at December 31, 2008	24,060,703	23,762,124
Common stock warrants	6,696,804	6,696,804
Additional paid-in capital	418,216,850	417,040,974
Retained earnings	85,380,063	84,380,447
Accumulated other comprehensive income, net of taxes	8,683,821	7,069,400

Stockholders’ equity	631,646,230	627,298,396

Total liabilities and stockholders’ equity	$4,952,151,431	$4,754,074,764

PINNACLE FINANCIAL PARTNERS, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF INCOME — UNAUDITED

	Three Months Ended
	March 31,
	2009	2008

Interest income:
Loans, including fees	$38,525,745	$45,392,162
Securities:
Taxable	9,087,687	4,637,277
Tax-exempt	1,474,654	1,351,037
Federal funds sold and other	430,240	780,917

Total interest income	49,518,326	52,161,393

Interest expense:
Deposits	17,733,785	21,085,633
Securities sold under agreements to repurchase	360,787	832,053
Federal Home Loan Bank advances and other borrowings	2,723,502	2,884,586

Total interest expense	20,818,074	24,802,272

Net interest income	28,700,252	27,359,121
Provision for loan losses	13,609,535	1,591,123

Net interest income after provision for loan losses	15,090,717	25,767,998

Noninterest income:
Service charges on deposit accounts	2,476,951	2,573,737
Investment services	854,103	1,268,248
Insurance sales commissions	1,305,209	1,063,663
Gain on loans and loan participations sold, net	1,287,772	656,088
Net gain on sale of investments	4,346,146	—
Trust fees	657,708	505,000
Other noninterest income	2,207,634	2,300,667

Total noninterest income	13,135,523	8,367,403

Noninterest expense:
Salaries and employee benefits	14,751,049	13,866,737
Equipment and occupancy	4,235,328	4,276,273
Other real estate owned	700,595	53,664
Marketing and other business development	439,516	375,871
Postage and supplies	830,138	648,340
Amortization of intangibles	758,533	766,033
Other noninterest expense	3,527,865	2,398,977
Merger related expense	—	3,105,763

Total noninterest expense	25,243,024	25,491,658

Income before income taxes	2,983,216	8,643,743
Income tax expense	893,008	2,578,953

Net income	2,090,208	6,064,790
Preferred dividends	1,187,500	—
Accretion on preferred stock discount	259,342	—

Net income available to common stockholders	$643,366	$6,064,790

Per share information:
Basic net income per common share available to common stockholders	$0.03	$0.27

Diluted net income per common share available to common stockholders	$0.03	$0.26

Weighted average shares outstanding:
Basic	23,510,994	22,331,398
Diluted	24,814,408	23,484,754

PINNACLE FINANCIAL PARTNERS, INC. AND SUBSIDIARIES
ANALYSIS OF INTEREST INCOME AND EXPENSE, RATES AND YIELDS-UNAUDITED

	Three months ended			Three months ended
(dollars in thousands)	March 31, 2009			March 31, 2008
	Average			Average
	Balances	Interest	Rates/Yields	Balances	Interest	Rates/Yields

Interest-earning assets:
Loans	$3,416,462	$38,526	4.57%	$2,761,745	$45,392	6.61%
Securities:
Taxable	716,317	9,088	5.15%	367,125	4,637	5.12%
Tax-exempt (1)	147,963	1,475	5.33%	136,690	1,351	5.24%
Federal funds sold and other	73,435	430	2.57%	58,892	781	5.56%

Total interest-earning assets	4,354,177	$49,519	4.66%	3,324,452	$52,161	6.37%

Nonearning assets
Intangible assets	260,729			258,807
Other nonearning assets	254,484			190,783

Total assets	$4,869,390			$3,774,042

Interest-bearing liabilities:
Interest-bearing deposits
Interest checking	$359,524	$428	0.48%	$404,307	$2,129	2.12%
Savings and money market	715,704	1,940	1.10%	735,899	4,098	2.24%
Certificates of deposit	2,155,478	15,366	2.89%	1,372,899	14,859	4.35%

Total interest-bearing deposits	3,230,706	17,734	2.23%	2,513,105	21,086	3.37%
Securities sold under agreements to repurchase	229,918	361	0.64%	169,146	832	1.98%
Federal Home Loan Bank advances and other borrowings	234,887	1,571	2.71%	143,802	1,426	3.99%
Subordinated debt	97,476	1,153	4.80%	82,476	1,458	7.11%

Total interest-bearing liabilities	3,792,987	20,819	2.23%	2,908,529	24,802	3.43%
Noninterest-bearing deposits	417,861	—	—	368,413	—	—

Total deposits and interest-bearing liabilities	4,210,848	$20,819	2.01%	3,276,942	$24,802	3.04%

Other liabilities	24,061			22,661
Stockholders’ equity	634,481			474,439

Total liabilities and stockholders’ equity	$4,869,390			$3,774,042

Net interest income		$28,700			$27,359

Net interest spread (2)			2.43%			2.94%
Net interest margin (3)			2.72%			3.37%

(1)	Yields computed on tax-exempt instruments on a tax equivalent basis.

(2)	Yields realized on interest-earning assets less the rates paid on interest-bearing liabilities.

(3)	Net interest margin is the result of annualized net interest income calculated on a tax equivalent basis divided by average interest-earning assets for the period.

PINNACLE FINANCIAL PARTNERS, INC. AND SUBSIDIARIES
SELECTED QUARTERLY FINANCIAL DATA – UNAUDITED

	March	Dec	Sept	June	March	Dec
(dollars in thousands)	2009	2008	2008	2008	2008	2007

Balance sheet data, at quarter end:
Total assets	$4,952,151	4,755,781	4,337,552	4,106,055	3,889,286	3,794,170
Total loans	3,473,959	3,354,907	3,202,909	3,032,272	2,866,536	2,749,641
Allowance for loan losses	(45,334)	(36,484)	(34,841)	(31,789)	(29,871)	(28,470)
Securities	868,472	849,781	628,807	521,214	505,377	522,685
Noninterest-bearing deposits	451,418	424,757	457,543	438,458	429,289	400,120
Total deposits	3,750,958	3,533,246	3,295,163	3,152,514	2,967,025	2,925,319
Securities sold under agreements to repurchase	209,591	184,298	198,807	183,188	171,186	156,071
FHLB advances and other borrowings	221,642	273,609	207,239	187,315	168,606	141,666
Subordinated debt	97,476	97,476	97,476	82,476	82,476	82,476
Total stockholders’ equity	631,646	627,035	512,569	481,709	476,772	466,610

Balance sheet data, quarterly averages:
Total assets	$4,869,390	4,525,406	4,202,592	3,913,519	3,774,042	2,791,669
Total loans	3,416,462	3,282,461	3,129,549	2,941,973	2,761,745	2,063,442
Securities	864,280	722,051	590,143	516,949	503,815	410,142
Total earning assets	4,354,177	4,077,310	3,765,582	3,500,853	3,324,452	2,541,799
Noninterest-bearing deposits	417,861	442,267	409,850	398,337	368,413	327,866
Total deposits	3,648,567	3,393,234	3,178,863	2,947,669	2,881,518	2,135,973
Securities sold under agreements to repurchase	229,918	238,310	204,101	174,847	169,146	201,605
Advances from FHLB and other borrowings	234,887	234,482	215,739	208,773	143,802	57,970
Subordinated debt	97,476	97,476	90,465	82,476	82,476	72,391
Total stockholders’ equity	634,481	540,260	502,575	477,502	474,439	309,431

Statement of operations data, for the three months ended:
Interest income	$49,518	53,273	51,873	48,774	52,161	43,338
Interest expense	20,818	23,381	22,591	21,092	24,802	21,329

Net interest income	28,700	29,892	29,281	27,682	27,359	22,009
Provision for loan losses	13,610	3,710	3,125	2,787	1,591	2,260

Net interest income after provision for loan losses	15,090	26,182	26,157	24,895	25,768	19,749
Noninterest income	13,136	8,040	9,253	9,058	8,367	6,612
Noninterest expense	25,243	22,586	23,326	23,075	25,492	17,762

Income before taxes	2,982	11,636	12,083	10,878	8,644	8,599
Income tax expense	893	3,583	3,288	2,917	2,579	2,357
Preferred dividends and accretion	1,447	309	—	—	—	—

Net income available to common stockholders	$642	7,744	8,795	7,961	6,065	6,242

Profitability and other ratios:
Return on avg. assets (1)	0.05%	0.68%	0.83%	0.82%	0.65%	0.89%
Return on avg. equity (1)	0.41%	5.70%	6.96%	6.71%	5.14%	8.00%
Net interest margin (2)	2.72%	2.96%	3.14%	3.24%	3.37%	3.49%
Noninterest income to total revenue (3)	31.40%	21.19%	24.01%	24.66%	23.42%	23.10%
Noninterest income to avg. assets (1)	1.09%	0.71%	0.88%	0.93%	0.89%	0.94%
Noninterest exp. to avg. assets (1)	2.10%	1.99%	2.21%	2.36%	2.71%	2.52%
Efficiency ratio (4)	60.34%	59.54%	60.53%	62.81%	71.35%	62.06%
Avg. loans to average deposits	93.64%	96.74%	98.45%	99.81%	95.84%	96.60%
Securities to total assets	17.54%	17.87%	14.50%	12.69%	13.00%	13.75%
Average interest-earning assets to average interest-bearing liabilities	114.80%	115.79%	114.83%	116.10%	114.30%	118.77%
Brokered time deposits to total deposits (16)	17.39%	16.55%	13.95%	12.53%	7.78%	9.48%

PINNACLE FINANCIAL PARTNERS, INC. AND SUBSIDIARIES
SELECTED QUARTERLY FINANCIAL DATA — UNAUDITED

	March	Dec	Sept	June	March	Dec
(dollars in thousands)	2009	2008	2008	2008	2008	2007

Asset quality information and ratios:
Nonperforming assets:
Nonaccrual loans	$33,863	10,860	17,743	13,067	17,124	19,677
Other real estate	$19,817	18,306	12,142	9,181	3,567	1,673
Past due loans over 90 days and still accruing interest	$3,871	1,508	3,241	2,272	2,002	1,613
Net loan charge-offs	$4,760	2,068	73	870	190	462
Allowance for loan losses to total loans	1.30%	1.09%	1.09%	1.05%	1.04%	1.04%
Allowance for loan losses to nonaccrual loans	133.9%	335.9%	196.4%	243.3%	174.4%	144.7%
As a percentage of total loans and ORE:
Past due accruing loans over 30 days	1.12%	0.60%	0.61%	0.34%	0.77%	0.45%
Nonperforming assets	1.54%	0.86%	0.93%	0.73%	0.72%	0.78%
Potential problem loans (5)	2.59%	0.83%	0.83%	0.40%	0.64%	0.56%
Annualized net loan charge-offs year-to-date to avg. loans (6)	0.56%	0.10%	0.05%	0.07%	0.03%	0.07%
Avg. commercial loan internal risk ratings (5)	4.3	4.2	4.2	4.0	4.1	4.1
Avg. loan account balances (7)	$185	177	170	163	170	160

Interest rates and yields:
Loans	4.57%	5.27%	5.60%	5.77%	6.61%	7.23%
Securities	5.18%	5.40%	5.24%	5.10%	5.11%	4.92%
Total earning assets	4.66%	5.25%	5.53%	5.66%	6.37%	6.82%
Total deposits, including non-interest bearing	1.97%	2.28%	2.35%	2.42%	2.94%	3.28%
Securities sold under agreements to repurchase	0.64%	0.98%	1.33%	1.30%	1.98%	3.36%
FHLB advances and other borrowings	2.71%	3.24%	3.40%	3.20%	3.99%	4.61%
Subordinated debt	4.80%	5.99%	5.65%	5.46%	7.11%	7.20%
Total deposits and interest-bearing liabilities	2.01%	2.35%	2.44%	2.48%	3.04%	3.43%

Capital ratios (9):
Stockholders’ equity to total assets	12.8%	13.2%	11.8%	11.7%	12.3%	12.3%
Leverage	9.7%	10.5%	8.7%	8.5%	8.5%	8.7%
Tier one risk-based	11.8%	12.1%	9.8%	9.3%	9.5%	9.6%
Total risk-based	13.3%	13.5%	11.2%	10.3%	10.4%	10.5%
Tangible common equity to tangible assets	6.0%	6.1%	6.2%	5.8%	6.0%	5.8%

PINNACLE FINANCIAL PARTNERS, INC. AND SUBSIDIARIES
SELECTED QUARTERLY FINANCIAL DATA — UNAUDITED

	March	Dec	Sept	June	March	Dec
(dollars in thousands, except per share data)	2009	2008	2008	2008	2008	2007

Per share data:
Earnings — basic	$0.03	0.33	0.38	0.36	0.27	0.35
Earnings — diluted	$0.03	0.31	0.36	0.34	0.26	0.33
Book value at quarter end (8)	$26.25	26.39	21.63	21.33	21.22	20.95

Weighted avg. shares — basic	23,510,994	23,491,356	23,174,998	22,356,667	22,331,398	17,753,661
Weighted avg. shares — diluted	24,814,408	24,739,044	24,439,642	23,629,234	23,484,754	19,110,851
Common shares outstanding	24,060,703	23,762,124	23,699,790	22,587,564	22,467,263	22,264,817

Investor information:
Closing sales price	$23.71	29.81	30.80	20.09	25.60	25.42
High sales price during quarter	$29.90	32.00	36.57	29.29	26.75	30.93
Low sales price during quarter	$13.32	22.01	19.30	20.05	20.82	24.85

Other information:
Gains on sale of loans and loan participations sold:
Mortgage loan sales:
Gross loans sold	$192,932	72,097	71,903	79,693	59,757	40,273
Gross fees (10)	$2,656	1,464	1,293	1,364	1,114	750
Gross fees as a percentage of mortgage loans originated	1.38%	2.03%	1.80%	1.71%	1.86%	1.86%
Commercial loans sold	$—	—	695	8	4	8
Gains on sales of investment securities, net	$4,346	—	—	—	1	16
Brokerage account assets, at quarter-end (11)	$671,000	686,000	848,000	826,000	859,000	878,000
Trust account assets, at quarter-end	$544,000	588,000	537,000	527,000	493,000	464,000
Floating rate loans as a percentage of loans (12)	40.0%	41.4%	41.4%	44.0%	41.4%	41.8%
Balance of commercial loan participations sold to other banks and serviced by Pinnacle, at quarter end	$122,123	125,429	136,069	125,308	113,701	110,352
Core deposits to total funding (13)	46.7%	50.5%	50.9%	52.3%	57.6%	58.2%
Risk-weighted assets	$3,825,590	3,705,606	3,493,361	3,353,142	3,181,612	3,083,215
Total assets per full-time equivalent employee	$6,728	6,614	5,999	5,828	5,669	5,415
Annualized revenues per full-time equivalent employee	$226.1	209.9	214.4	209.8	209.5	161.8
Number of employees (full-time equivalent)	736.0	719.0	723.0	704.5	686.0	702.0
Associate retention rate (14)	92.1%	88.9%	90.8%	90.9%	92.0%	89.7%

Selected economic information (in thousands) (15):
Nashville MSA nonfarm employment	733.0	755.4	760.4	758.1	762.0	778.6
Knoxville MSA nonfarm employment	324.5	332.0	335.7	335.7	335.2	338.7
Nashville MSA unemployment	8.4%	6.5%	6.0%	5.8%	4.9%	4.2%
Knoxville MSA unemployment	7.9%	6.4%	5.6%	5.6%	4.7%	4.0%
Nashville residential median home price	$161.0	163.8	169.9	183.6	178.4	187.9
Nashville inventory of residential homes for sale	14.0	12.9	15.1	15.8	15.1	13.4

PINNACLE FINANCIAL PARTNERS, INC. AND SUBSIDIARIES
RECONCILIATION OF NON-GAAP SELECTED QUARTERLY AND YEAR-TO-DATE FINANCIAL DATA — UNAUDITED

	As of March 31,	As of December 31,
(dollars in thousands, except per share data)	2009	2008

Reconciliation of certain financial measures:
Tangible assets:
Total assets	$4,952,151	$4,754,075
Less: Goodwill	(244,120)	(244,161)
Core deposit and other intangibles	(16,113)	(16,871)

Net tangible assets	$4,691,918	$4,493,043

Tangible common equity:
Total stockholders’ equity	$631,646	$627,298
Less: Preferred stock	(88,608)	(88,349)
Goodwill	(244,120)	(244,161)
Core deposit and other intangibles	(16,113)	(16,871)

Net tangible common equity	$282,805	$277,918

Tangible common equity divided by tangible assets	6.03%	6.19%

Tangible common equity per common share	$11.75	$11.70

	For the three months ended March 31,
(dollars in thousands)	2009	2008

Average tangible assets:
Total average assets	$4,869,390	$3,774,042
Less: Average intangible assets	(260,729)	(258,807)

Net average tangible assets	$4,608,661	$3,515,235

Average tangible equity:
Total average stockholders’ equity	$634,481	$474,439
Less: Average intangible assets	(260,729)	(258,807)

Net average tangible stockholders’ equity	$373,752	$215,632

Net income available to common stockholders	$643	$6,065

Return on average tangible assets (annualized)	0.06%	0.69%

Return on average tangible stockholders’ equity (annualized)	0.70%	11.31%

PINNACLE FINANCIAL PARTNERS, INC. AND SUBSIDIARIES
SELECTED QUARTERLY FINANCIAL DATA — UNAUDITED
1.	Ratios are presented on an annualized basis.

2.	Net interest margin is the result of net interest income on a tax equivalent basis divided by average interest earning assets.

3.	Total revenue is equal to the sum of net interest income and noninterest income.

4.	Efficiency ratios are calculated by dividing noninterest expense by the sum of net interest income and noninterest income.

5.	Average risk ratings are based on an internal loan review system which assigns a numeric value of 1 to 10 to all loans to commercial entities based on their underlying risk characteristics as of the end of each quarter. A “1” risk rating is assigned to credits that exhibit Excellent risk characteristics, “2” exhibit Very Good risk characteristics, “3” Good, “4” Satisfactory, “5” Acceptable or Average, “6” Watch List, “7” Criticized, “8” Classified or Substandard, “9” Doubtful and “10” Loss (which are charged-off immediately). Additionally, loans rated “8” or worse are considered potential problem loans. Potential problem loans do not include nonperforming loans. Generally, consumer loans are not subjected to internal risk ratings.

6.	Annualized net loan charge-offs to average loans ratios are computed by annualizing year-to-date net loan charge-offs and dividing the result by average loans for the year-to-date period.

7.	Computed by dividing the balance of all loans by the number of loan accounts as of the end of each quarter.

8.	Book value per share computed by dividing total stockholders’ equity by common shares outstanding

9.	Capital ratios are for Pinnacle Financial Partners, Inc. and are defined as follows:

Equity to total assets — End of period total stockholders’ equity as a percentage of end of period assets.

Leverage — Tier one capital (pursuant to risk-based capital guidelines) as a percentage of adjusted average assets.

Tier one risk-based — Tier one capital (pursuant to risk-based capital guidelines) as a percentage of total risk-weighted assets.

Total risk-based — Total capital (pursuant to risk-based capital guidelines) as a percentage of total risk-weighted assets.

10.	Amounts are included in the statement of income in “Gains on the sale of loans and loan participations sold”, net of commissions paid on such amounts.

11.	At fair value, based on information obtained from Pinnacle’s third party broker/dealer for non-FDIC insured financial products and services.

12.	Floating rate loans are those loans that are eligible for repricing on a daily basis subject to changes in Pinnacle’s prime lending rate or other factors.

13.	Core deposits include all transaction deposit accounts, money market and savings accounts and all certificates of deposit issued in a denomination of less than $100,000. The ratio noted above represents total core deposits divided by total funding, which includes total deposits, FHLB advances, securities sold under agreements to repurchase, subordinated indebtedness and all other interest-bearing liabilities.

14.	Associate retention rate is computed by dividing the number of associates employed at quarter-end less the number of associates that have resigned in the last 12 months by the number of associates employed at quarter-end.

15.	Employment and unemployment data is from the US Dept. of Labor Bureau of Labor Statistics. Labor force data is not seasonally adjusted. The most recent quarter data presented is as of the most recent month that data is available as of the release date. The Nashville home data is from the Greater Nashville Association of Realtors.

16.	Brokered deposits do not include balances under the Certificate of Deposit Account Registry Service (CDARS).